Exhibit 99.26(n) i.

Consent of Independent Auditors

The Board of Directors and Shareholders of MML Bay State Life Insurance Company:

We consent to the use, in this Post-Effective Amendment No. 26 to Registration Statement No. 033-82060 on Form N-6 (the Registration Statement), of our report, dated February 22, 2017, with respect to the statutory statements of financial position of MML Bay State Life Insurance Company (the Company) as of December 31, 2016 and 2015, and the related statutory statements of operations, changes in shareholder’s equity and cash flows for each of the years in the three-year period ended December 31, 2016, incorporated by reference in the Statement of Additional Information, which is part of the Registration Statement. We also consent to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

Our report relating to the Company’s financial statements, dated February 22, 2017, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the State of Connecticut Insurance Department (statutory accounting practices), which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with the statutory accounting practices.

/s/ KPMG LLP

Hartford, CT

November 20, 2017

Consent of Independent Registered Public Accounting Firm

The Board of Directors of MML Bay State Life Insurance Company and

Policy owners of MML Bay State Variable Life Separate Account I:

We consent to the use, in this Post-Effective Amendment No. 26 to Registration Statement No. 033-82060 on Form N-6 (the Registration Statement), of our report, dated March 3, 2017, with respect to the statement of assets and liabilities of MML Bay State Variable Life Separate Account I as of December 31, 2016, and the related statements of operations and changes in net assets for each of the years or periods in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended, incorporated by reference in the Statement of Additional Information, which is part of the Registration Statement. We also consent to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Hartford, CT

November 20, 2017